Exhibit 10.5

BEAZER HOMES USA, INC.
SECOND AMENDED AND RESTATED
CORPORATE MANAGEMENT STOCK PURCHASE PROGRAM

Article 1 – Introduction

The Beazer Homes USA, Inc. Corporate Management Stock Purchase Program, originally adopted pursuant to the 1994 Stock Incentive Plan, is hereby amended and restated as set forth herein.  The Amended and Restated Corporate Management Stock Purchase Program is adopted pursuant to the 1994 and 1999 Stock Incentive Plans and is governed by the terms of the 1999 Stock Incentive Plan, provided that Awards hereunder originally made pursuant to the 1994 Stock Incentive Plan will continue to be governed by the terms thereof.  The purpose of the Program is to provide a mechanism in accordance with the terms of the 1999 Stock Incentive Plan for Beazer executives to acquire Company stock.  This is accomplished by the Beazer executives deferring for a minimum of three years a portion or all of any annual cash bonus to which they are entitled and receiving an award of Restricted Stock Units at a discount in lieu thereof, thus aligning executives’ and shareholders’ interest in the Company as well as providing the executives with incentives of a discount on the stock and a tax deferral.

Article 2 - Definitions

2.1	Award - shall mean Restricted Stock Units and Cash Settled Award Units granted under the Program.
2.2	Award Date - shall mean any date as determined by the Committee (e.g., November 15).
2.3	Beneficiary - shall mean a beneficiary or beneficiaries designated by Participant under Article 7.
2.4	Board - shall mean the Board of Directors of the Company.
2.5
Bonus - shall mean any annual bonus awarded for services performed during a Fiscal Year, whether discretionary or from an incentive plan in place for Beazer executives of which no amount is paid or payable during the Fiscal Year.

2.6
Cash Settled Award Units – shall mean a bookkeeping entry representing the right to receive cash based on the value of a share of Common Stock at some future date, as described in Section 5.5 hereof.  The fair market value of a Cash Settled Award Unit on any date shall be deemed to be the Fair Market Value of a share of Common Stock on that date.

2.7
Cause - shall mean any of the following: (i) any act or failure to act (or series or combination thereof) by the Participant done with the intent to harm in any material respect the interests of the Company or any affiliate thereof; (ii) the commission by Participant of a felony; (iii) the perpetration by Participant of a dishonest act or common law fraud against the Company or any affiliate thereof; (iv) a grossly negligent act or failure to act (or series or combination thereof) by Participant detrimental in any material respect to the interests of the Company or any affiliate thereof; (v) the material breach by Participant of his or her agreements or obligations under his or her employment agreement; or (vi) the continued refusal to follow directives which are consistent with Participant’s duties and responsibilities.

2.8	Change in Control – shall mean any of the following:
   (i)           the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act)) (a ”Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control:  (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 2.8; or
   (ii)             individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
   (iii)                      consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

   (iv)                      Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
2.9
Committee - shall mean the Compensation Committee or any other Committee of the Board designated by the Board to administer the Plan which shall consist of at least two members appointed from time to time by the Board.  Each Committee member must qualify as an “outside director” as defined in the Treasury Regulation §1.162-27(e)(3) (or any successor rule) and, to the extent necessary to qualify Awards hereunder for exemption from the liability provisions of Rule 16b-3, a “non-employee director” as defined in Reg. §240.16b-3(b)(3) (or any successor rule) of the Securities Exchange Act of 1934.

2.10	Company - shall mean Beazer Homes USA, Inc. and its subsidiaries.
2.11	Cost - shall mean the amount actually paid for a Restricted Stock Unit.
2.12
Deferral Period - shall mean a period of time (expressed in whole months) of not less than thirty-six months and not greater than 119 months in length beginning on an Award Date specified with respect to Restricted Stock Units awarded on that Award Date.  A Participant may elect on his/her Election Form delivered to the Company as required in Section 5.2, any Deferral Period with respect to Restricted Stock Units awarded to the corresponding day as the Award Date of any month which is more than thirty six months after the Award Date, but less than 120 months after the Award Date.

2.13	Discounted Cost - shall mean 80% of the Fair Market Value of a share of Common Stock on the Award Date.
2.14	Election Form - shall mean the form on which the Participant irrevocably elects to defer a portion of his/her Bonus and receive an Award.
2.15
Fair Market Value - shall mean the fair market value of any property (including but not limited to shares of Common Stock or other security) determined by a valuation method as established by the Committee from time to time.  However, for purposes of the Program, the Fair Market Value of shares of Common Stock on any day on which shares of Common Stock are traded on the New York Stock Exchange (“NYSE”) or any other nationally recognized stock exchange or automated quotation system shall be the closing price of such shares of Common Stock as reported by the NYSE or such other exchange or quotation system.

2.16	Fiscal Year - shall mean the fiscal year of the Company.
2.17
Incapacity – shall mean a Participant’s condition such that he or she is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Participant’s employer.

2.18	Participant - shall mean an executive participating in this Program.
2.19	Plan - shall mean the Beazer Homes USA, Inc. 1999 Stock Incentive Plan.
2.20	Program - shall mean this Beazer Homes USA, Inc. Second Amended and Restated Corporate Management Stock Purchase Program.
2.21
Restricted Stock Unit or RSU - shall mean a bookkeeping entry representing the right to receive a share of Common Stock at some future date.  A holder of RSUs shall not be entitled to voting rights on any Shares to which the RSUs relate.  The fair market value of an RSU on any date shall be deemed to be the Fair Market Value of a share of Common Stock on that date.

2.22
Retirement – shall mean a voluntary termination of employment by an employee aged 65 years or older with at least five (5) years of Company service.  A Participant may request approval for retirement treatment if between the ages of 62 and 65 with at least five (5) years of Company service.  At the sole discretion of the Compensation Committee, such requests can be approved or denied.

2.23	Subsidiary - shall mean a company at least 50% of whose issued and outstanding stock is owned directly or indirectly by the Company.

All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Plan.

Article 3 – Administration

3.1
Power and Authority of the Committee.  The Program shall be administered by the Committee.  Subject to the express provisions of this Program, the Plan and applicable law, the Committee shall have complete discretion and authority with respect to the Program and its interpretation and application.  Determination by the Committee shall be final and binding on all parties with respect to all matters relating to the Program.

3.2
Delegation.  The Committee may delegate its powers and duties under the Program to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion and subject to the requirements of the Plan.

Article 4 – Eligibility

All employees of the Company and its Subsidiaries who participate in the incentive plan in place for Beazer executives shall be eligible to participate in the Program.

Article 5 – Purchases

5.1
General.  Each Participant shall be entitled to elect to defer all or a portion of his/her Bonus on a pre-tax basis and receive an award of RSUs at some future date.  The number of RSUs to be awarded to Participants shall be determined using the Discounted Cost of the Common Stock on the Award Date.

5.2
Purchases.  For each Fiscal Year, each Participant may elect to receive all or a portion (in whole percentages) of his/her Bonus for that Fiscal Year as an award of RSUs (the “Discretionary Amount” and “Credited Amount”) by completing an Election Form.  The Election Form shall provide that the Participant elects to receive RSUs in lieu of a specified portion of his/her Bonus.  Each Election Form shall specify a Deferral Period with respect to the RSUs to which it pertains.  Election Forms must be received by the Company no later than the last business day of the Fiscal Year immediately preceding the Fiscal Year in which are performed any services for which such Bonus is payable.

5.3
Award of RSUs.  The Company shall award RSUs to each Participant on the Award Date, subject to the limitations set forth in Section 5.5 below.  Each Participant shall be credited with a whole number of RSUs determined by dividing (a) the amount of the Discretionary Amount to be received as an award of RSUs under paragraph 5.2 by (b) the Discounted Cost of a share of Common Stock on the Award Date.  No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the Participant currently in cash.

5.4
Termination Prior to Award Date.  If an eligible employee terminates employment for any reason prior to an Award Date, such employee shall not receive an award of RSUs and shall cease to be a Participant under this Program.  Any Bonus then subject to deferral under this Program shall be paid to the employee in cash in accordance with the terms of any plan or other program governing the payment of such Bonus.  Any RSUs previously awarded to such employee under this Program will be settled as set forth in Article 6 hereof.

5.5
Cash Settled Awards.  Notwithstanding anything herein to the contrary, at any time that there are not a sufficient number of RSUs available for use under the 1999 Stock Incentive Plan or any successor plan upon an Award Date to satisfy the issuance to all Participants of RSUs in the amount required to cover all Credited Amounts, the Committee may, in its sole discretion, reduce the number of RSUs to be awarded to each Participant pro rata such that the aggregate number of RSUs awarded on such Award Date shall not exceed the number then available.  Any additional Credit Amounts as to which a deferral election has been made by Participants shall be credited to an account representing Cash Settled Award Units.  A Participant’s Cash Settled Award Unit account shall be credited with that number of Cash Settled Award Units as is determined by dividing the Credited Amount to be allocated to such account by the Discounted Cost.  Upon vesting and payment in accordance with Article 6, a holder of Cash Settled Award Units shall receive an amount in cash equal to the fair market value of such Cash Settled Award Units on the date of payment.  Notwithstanding the foregoing, the Committee shall have the right in its sole discretion to provide for the conversion of outstanding Cash Settled Award Units to an equal number of RSUs at such later date as the Committee shall determine that a sufficient number of RSUs is again available under the 1999 Stock Incentive Plan or any successor plan for use pursuant to this Program provided that the conversion of such Cash Settled Award Units to RSUs under the Program has been approved by the stockholders of the Company.

Article 6 - Vesting and Payment of RSUs

6.1
Vesting.  A Participant shall be fully vested in each RSU or Cash Settled Award Unit 36 months after the Award Date pertaining to that RSU provided that the Participant has remained an employee for that entire 36-month period.

6.2
Payment after Vesting.  With respect to each vested RSU, the Company shall issue to the Participant one share of Common Stock (“Deferred Compensation Share”) as soon as practicable after the end of the Deferral Period specified in the Participant’s Election Form.  With respect to each vested Cash Settled Award Unit, the Company shall pay to the Participant an amount in cash equal to the fair market value of such Cash Settled Award Unit as soon as practical after the end of the Deferral Period specified in the Participant’s Election Form.

6.3	Payment Prior to Vesting. In the event the Participant does not remain an employee until the end of the 36-month period due to:
(a)
Termination by the Company for Cause, the Participant shall be entitled to receive from the Company payment in an aggregate amount equal to the lesser of (x) the Credited Amount, or (y) the Fair Market Value of the number of shares of Common Stock represented by or related to the RSUs or Cash Settled Award Units on the date of termination of the Participant;

(b) Voluntary resignation or otherwise voluntarily terminating his/her employment with the Company or one of its Subsidiaries for any reason other than as the result of his death, Incapacity or Retirement, the Participant shall receive from the Company payment in an aggregate amount equal to the lesser of (x) the Credited Amount, or (y) the Fair Market Value of the number of shares of Common Stock represented by or related to the RSUs or Cash Settled Award Units on the date of resignation or termination by Participant.

(c)
Termination by the Company for any reason other than “Cause”, Participant shall be entitled to receive from the Company:  (i) the pro rata portion (the “Issuable Shares”) of the Deferred Compensation Shares which is the product of (x) the aggregate number of Deferred Compensation Shares into which the Credited Amount would be convertible at the end of the Deferral Period in accordance with the provisions of Article 6.2 hereof and (y) a fraction, the numerator of which is the number of whole months elapsed since the Award Date and the denominator of which is thirty-six (36) (the “Fraction”); and (ii) in respect of the pro rata portion of the Credited Amount represented by RSUs which are not converted into Issuable Shares (the “Remaining Credit”), payment is an aggregate amount equal to the lesser of (xx) the Remaining Credit, or (yy) the Fair Market Value, on the date of termination of Participant, of that number of Deferred Compensation Shares into which the Remaining Credit would have been converted in accordance with the provisions of Article 6.2 hereof.  Further, upon such termination for any reason other than “Cause”, with respect to Cash Settled Award Units, Participant shall be entitled to receive from the Company:  cash in an amount equal to (i) the pro rata portion of the fair market value of such Cash Settled Award Units equal to the product of (x) the aggregate number of unvested Cash Settled Award Units held in the Program on behalf of Participant and (y) the Fraction and (ii) in respect to the pro rata portion of the Credited Amount which is represented by Cash Settled Award Untis that are not paid out in accordance with the foregoing (the “Cash Remaining Credit”), payment in an aggregate amount equal to the lesser of (x) the Cash Remaining Credit or (y) the fair market value, on the date of termination of the Participant, of such Cash Settled Award Units.

(d)
Termination as the result of death, Incapacity or Retirement, the Credited Amount related to RSUs shall be automatically converted, as of the date of such termination of Participant, into Deferred Compensation Shares and related to Cash Settled Award Units shall be paid in cash, as of the date of such termination of Participant, in an amount equal to the fair market value of such Cash Settled Award Units in accordance with the provisions of Article 6.2 hereof.

(e)
Change of Control of the Company, the Credited Amount shall be automatically converted into Deferred Compensation Shares and the Credited Amount related to Cash Settled Award Units shall be paid in cash in accordance with the provisions of Article 6.2 hereof.

(f)
Notwithstanding the foregoing, if, at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code), a Participant is a "specified employee" (within the meaning of Code Section 409A), any Plan benefit as to which Section 409A penalties could be assessed that becomes payable to the Participant on account of the Participant’s separation from service will not be paid or otherwise settled until after the end of the sixth calendar month beginning after the Participant’s separation from service (the "409A Suspension Period"). Within 14 calendar days after the end of the 409A Suspension Period, the Participant shall be paid a lump sum payment in cash (or shares of Common Stock, as the case may be) equal to any payments delayed because of the preceding sentence, without interest. Thereafter, the Participant shall receive any remaining payments or other benefits as if there had not been an earlier delay.

(g)	Fair Market Value determinations of Common Stock represented by RSUs shall be valued at of the date of payment rather than the date of termination of employment.
6.4
Compensation Committee Waiver and Modification.  Notwithstanding the provisions of Sections 6.1 and 6.3 above, the Compensation Committee shall have the right in its sole discretion to waive or alter the payment provisions of Section 6.3.

Article 7 - Designation of Beneficiary

A Participant may designate one or more Beneficiaries to receive payments or shares of Common Stock in the event of his/her death.  A designation of Beneficiary shall apply to a specified percentage of a Participant’s entire interest in the Program.  Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company.  If there is no effective designation of Beneficiary, or if no Beneficiary survives the Participant, the Participant’s estate shall be deemed to be the Beneficiary.

Article 8 - Amendment or Termination of Program

Subject to the requirements of the Plan, the Company reserves the right to amend or terminate the Program at any time, by action of the Board or a Committee delegated by the Board, provided that no such action shall adversely affect a Participant’s rights under the Program with respect to RSUs awarded and vested before the date of such action.  If the Program is terminated, the payment of Deferred Compensation Shares may only be accelerated if the requirements set forth in Treas. Reg. § 1.409A-3(j)(4) are met.

Article 9 - Miscellaneous Provisions

9.1
No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares of Common Stock under the Program to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.  No shares of Common Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

9.2
Notices; Delivery of Stock Certificates.  Any notice required or permitted to be given by the Company or the Committee pursuant to the Program shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company.  Delivery of stock certificates to persons entitled to receive them under the Program shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

9.3
Nontransferability of Rights.  During a Participant’s lifetime, any payment or issuance of shares under the Program shall be made to him/her.  No RSU or other interest under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any Beneficiary under the Program to do so shall be void.  No interest under the Program shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto.

9.4
Obligations Unfunded and Unsecured.  The Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Common Stock) for payment of any amounts or issuance of any shares of Company Stock hereunder.  No Participant or other person shall have any interest in any particular assets of the Company (including Common Stock) by reason of the right to receive payment under the Program, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Program.

9.5
No Guarantee of Tax Consequences.  While the Program is intended to provide tax deferral for Participants, the Program is not a guarantee that the intended tax deferral will be achieved.  Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Program (including any taxes arising under Section 409A of the Code).  Neither the Company nor its affiliates nor any of their directors, officers or employees shall have any obligation to indemnify or otherwise hold any Participant harmless from any such taxes. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Plan without the consent of any Participant in order to accurately reflect its correct interpretation and operation, as well as to maintain an exclusion from the application of, or to establish compliance with, Code Section 409A.  A Participant’s participation in the Plan constitutes acknowledgement and consent to such rights of the Committee.

9.6	Effective Date of Amended and Restated Program. The Program, as amended and restated, shall become effective as of the date of its approval by the Board.
9.7
Incorporation of Plan.  This Program description is qualified in its entirety by the Plan.  Should there be any discrepancy between this description and the Plan, the terms of the Plan shall govern, excluding definitions that are specifically provided herein.